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                                 EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT



                                             State or Province  Percentage
               Subsidiary                     of Incorporation     Owned
-------------------------------------        -----------------  ----------

Unit Drilling and Exploration Company             Delaware          100%

Mountain Front Pipeline Company, Inc.             Oklahoma          100%

Unit Drilling Company (1)                         Oklahoma          100%

Unit Petroleum Company (2)                        Oklahoma          100%

Petroleum Supply Company                          Oklahoma          100%

Unit Energy Canada, Inc.                          Alberta           100%

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(1)   Unit Drilling Company owns 100% of one subsidiary which in turn owns
      100% of two subsidiaries. The name and country of incorporation of the companies are:

          Unit Drilling Company International   Cayman Islands

              Perforaciones Leasing Ltd.        Cayman Islands
              Rig Leasing International         Cayman Islands

(2) Unit Petroleum Company owns 100% of one subsidiary corporation, namely:

          Unit Texas Company                       Oklahoma